As filed with the Securities and Exchange Commission on September 10, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

USCF ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	46-4572871
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530, Oakland CA	94612
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Shares of Stock Split Index Fund a series of USCF ETF Trust	NYSE Arca, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-196273

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are shares of Stock Split Index Fund (“TOFR”). The description of the shares contained in the Prospectus included in the Trust’s Registration Statement on Form N-1A (File Nos. 811-22930; 333-196273) filed with the Securities and Exchange Commission on June 27, 2014, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1	Trust’s Form N-1A Registration Statement, as amended (File Nos. 811-22930; 333-196273), filed with the Securities and Exchange Commission on June 27, 2014 (incorporated herein by reference).

2	Amended and Restated Declaration of Trust and Trust Agreement, incorporated herein by reference to Exhibit (a)(2) to the Trust’s Form N-1A Registration Statement (File Nos. 811-22930; 333-196273) filed on June 27, 2014.

3	Amended and Restated Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Trust’s Form N-1A Registration Statement (File Nos. 811-22930; 333-196273) filed on June 27, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 10, 2014

USCF ETF Trust

By:	USCF ETF Trust

By:	/s/ Howard Mah
Name:	Howard Mah
Title:	Director and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1	Trust’s Form N-1A Registration Statement, as amended (File Nos. 811-22930; 333-196273), filed with the Securities and Exchange Commission on June 27, 2014 (incorporated herein by reference).

2	Amended and Restated Declaration of Trust and Trust Agreement, incorporated herein by reference to Exhibit (a)(2) to the Trust’s Form N-1A Registration Statement (File Nos. 811-22930; 333-196273) filed on June 27, 2014.

3	Amended and Restated Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Trust’s Form N-1A Registration Statement (File Nos. 811-22930; 333-196273) filed on June 27, 2014.